POWER OF ATTORNEY

The undersigned constitutes and appoints Stephen S. Schwartz, Lindon G. Robertson and Jason W. Joseph, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Brooks Automation, Inc. (Registration No. 333-216312), as amended by the post-effective amendment thereto to which this Power of Attorney will be filed as an exhibit, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the undersigned in the capacity and on the date indicated.

Signature	Title	Date
/s/ Michael Rosenblatt	Director	December 30, 2019
Michael Rosenblatt